Exhibit 10.59

CLASS D PROFITS INTEREST UNIT AGREEMENT

This Class D Profits Interest Unit Agreement (this “Agreement”), dated as of #GrantDate# (the “Grant Date”), is made by and between Digital Realty Trust, Inc., a Maryland corporation (the “Company”), Digital Realty Trust, L.P., a Maryland limited partnership (the “Partnership”), and #ParticipantName# (the “Participant”).

WHEREAS, the Company and the Partnership maintain the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan (as amended from time to time, the “Plan”);

WHEREAS, the Company and the Partnership wish to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, Section 9.7 of the Plan provides for the issuance of Profits Interest Units to Eligible Individuals for the performance of services to or for the benefit of the Partnership in the Eligible Individual’s capacity as a partner of the Partnership;

WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and in the best interest of the Company and its stockholders to issue the Class D Profits Interest Units provided for herein (the “Award”) to the Participant as an inducement to enter into or remain in the service of the Company, the Partnership or any Subsidiary, and as an additional incentive during such service, and has advised the Company thereof; and

WHEREAS, the Company, the Partnership, and the Participant desire to reflect that the Award constitutes sufficient consideration for the Participant’s entry into the Employee Confidentiality and Covenant Agreement (as more fully set forth below).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.Issuance of Award.  Pursuant to the Plan, in consideration of the Participant’s agreement to provide services to or for the benefit of the Partnership, the Partnership hereby (a) issues to the Participant an award of #GrantCustom3# Class D Profits Interest Units (the “Class D Units”) and (b) if not already a Partner, admits the Participant as a Partner of the Partnership on the terms and conditions set forth herein, in the Plan and in the Partnership Agreement.  The Partnership and the Participant acknowledge and agree that the Class D Units are hereby issued to the Participant for the performance of services to or for the benefit of the Partnership in his or her capacity as a Partner or in anticipation of the Participant becoming a Partner.  Upon receipt of the Award, the Participant shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the Partnership Agreement.  At the request of the Partnership, the Participant shall execute the Partnership Agreement or a joinder or counterpart signature page thereto.  The Participant acknowledges that the Partnership may from time to time issue or cancel (or otherwise modify) Profits Interest Units, including Class D Units, in accordance with the terms of the Partnership Agreement.  The Award shall have the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, in the Plan and in the Partnership Agreement.

2.Definitions.  For purposes of this Agreement, the following terms shall have the meanings set forth below.  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan and/or the Partnership Agreement, as applicable.

Exhibit 10.59

(a)“Annual Same Store Cash NOI Growth” means, with respect to any calendar year, the percentage increase (or decrease) of the Same Store Cash NOI (as defined below) for such calendar year (rounded to the nearest tenth of a percent (0.1%)), as determined by the Committee in its sole discretion.

(b)“Base Units” means the number of Class D Units designated as Base Units on Exhibit A attached hereto.
(c)“Cash NOI” means NOI (as defined below) less straight-line rents and above- and below-market rent amortization, as determined by the Committee in its sole discretion.

(d)“Cause” means “Cause” as defined in the Participant’s employment, severance, management or similar agreement or arrangement with the Company, the Partnership or any Subsidiary (a “Participant Agreement”) if such Participant Agreement exists and contains a definition of Cause, or, if no such Participant Agreement exists or such Participant Agreement  does not contain a definition of Cause, then “Cause” means (i) the Participant’s willful and continued failure to substantially perform his or her duties with the Company or its subsidiaries or affiliates (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant, which demand specifically identifies the manner in which the Company believes that the Participant has not substantially performed his or her duties; (ii) the Participant’s willful commission of an act of fraud or dishonesty resulting in economic or financial injury to the Company or its subsidiaries or affiliates; (iii) the Participant’s conviction of, or entry by the Participant of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude; (iv) a willful breach by the Participant of any fiduciary duty owed to the Company which results in economic or other injury to the Company or its subsidiaries or affiliates; (v) the Participant’s willful and gross misconduct in the performance of his or her duties that results in economic or other injury to the Company or its subsidiaries or affiliates; or (vi) a material breach by the Participant of any of his or her obligations under any agreement with the Company or its subsidiaries or affiliates after written notice is delivered to the Participant which specifically identifies such breach.  For purposes of this provision, no act or failure to act on the Participant’s part will be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that his or her action or omission was in the best interests of the Company.

(e)“Disability” means a disability that qualifies or, had the Participant been a participant, would qualify the Participant to receive long-term disability payments under the Company’s group long-term disability insurance plan or program, as it may be amended from time to time.

(f)“Distribution Amount” means an amount equal to the excess of (A) the value of all dividends paid by the Company with respect to the Performance Period in respect of that number of Shares equal to the number of Class D Units that become Performance Vested Base Units (or, solely for purposes of Section 5(b)(ii) below, the number of Pro Rata Performance Vested Units) as of the completion of the Performance Period (the “Accumulated Dividend Amount”), over (B) the amount of any distributions made by the Partnership to the Participant pursuant to Section 5.1 and Section 19.2.B(ii) of the Partnership Agreement with respect to the Performance Period in respect of the Class D Units (the “Class D Distributions”), plus (or minus) the amount of gain (or loss) on such excess dividend amounts had they been reinvested in Common Stock on the date that they were paid (at a price equal to the closing price of the Common Stock on the applicable dividend payment date); provided, however, that notwithstanding the foregoing, solely for purposes of calculating the number of Distribution Equivalent Units with

Exhibit 10.59

respect to Pro Rata Performance Vested Units pursuant to Section 5(b)(ii) below, if the Class D Distributions exceed the Accumulated Dividend Amount (an “Excess Distribution”), then the Distribution Amount shall instead equal the excess of the Class D Distributions over the Accumulated Dividend Amount, plus (or minus) the amount of gain (or loss) on such dividend amounts had they been reinvested in Common Stock on the date that they were paid (at a price equal to the closing price of the Common Stock on the applicable dividend payment date).

(g)“Distribution Equivalent Units” means a number of Class D Units equal to the quotient obtained by dividing (x) the Distribution Amount by (y) the Share Value as of last day of the Performance Period.

(h)“Good Reason” means “Good Reason” as defined in the Participant’s Participant Agreement if such Participant Agreement exists and contains a definition of Good Reason, or, if no such Participant Agreement exists or such Participant Agreement does not contain a definition of Good Reason, then “Good Reason” means, without the Participant’s prior written consent, the relocation of the Company’s offices at which the Participant is principally employed (the “Principal Location”) to a location more than forty-five (45) miles from such location, or the Company’s requiring the Participant to be based at a location more than forty-five (45) miles from the Principal Location, except for required travel on Company business.  Notwithstanding the foregoing, the Participant will not be deemed to have resigned for Good Reason unless (x) the Participant provides the Company with notice of the circumstances constituting Good Reason within sixty (60) days after the initial occurrence or existence of such circumstances, (y) the Company fails to correct the circumstance so identified within thirty (30) days after the receipt of such notice (if capable of correction), and (z) the date of termination of the Participant’s employment occurs no later than one hundred eighty (180) days after the initial occurrence of the event constituting Good Reason.

(i)“NOI” or “net operating income” means (i) rental revenue, tenant reimbursement revenue and interconnection revenue less (ii) utilities expenses, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations), as determined by the Committee in its sole discretion.

(j)“Performance Period” has the meaning set forth on Exhibit A attached hereto.

(k)“Performance Vesting Percentage” has the meaning set forth on Exhibit A attached hereto.

(l)“Performance Vested Base Units” means the product of (i) the total number of Base Units, and (ii) the applicable Performance Vesting Percentage.

(m)“Performance Vested Units” means (x) the Performance Vested Base Units, plus (y) the Distribution Equivalent Units.

(n)“Qualifying Termination” means a Termination of Service by reason of (i) the Participant’s death, (ii) a termination by the Company, the Partnership or any Subsidiary due to the Participant’s Disability, (iii) a termination by the Company, the Partnership or any Subsidiary other than for Cause, or (iv) a termination by the Participant for Good Reason.

(o)“Restrictions” means the exposure to forfeiture set forth in Sections 4(a) and 5 and the restrictions on sale or other transfer set forth in Section 3(b).

Exhibit 10.59

(p)“Restrictive Covenants” means, collectively, the non-compete, non-solicit, non-interference, non-disparagement, confidentiality, non-disclosure, invention assignment and similar covenants and restrictions contained in the ECCA (as defined below) and any other agreement between the Participant and the Company, the Partnership or any Subsidiary.

(q)“Retirement” means the Participant’s voluntary retirement from his or her service as an Employee or member of the Board at a time when the Participant has (i) attained at least fifty-five (55) years of age, and (ii) completed at least ten (10) Years of Service with the Company, the Partnership or a Subsidiary, provided that the Participant has provided the Company or the Partnership with at least twelve (12) months’ advance written notice of the Participant’s retirement.  For avoidance of doubt, if the Participant incurs a Termination of Service for any reason during such notice period, such Termination of Service shall not be deemed to have occurred by reason of the Participant’s Retirement for purposes of this Agreement.

(r)“Same Store Pool” means, with respect to any calendar year, a pool of buildings owned by the Company or any of its subsidiaries as of the beginning of the prior calendar year with less than 5% of total rentable square feet under development, as adjusted to exclude (as applicable) buildings undergoing or expected to undergo, development activities during the applicable measurement period, buildings classified as held for sale, and buildings sold or contributed to joint ventures during the applicable measurement period, as determined by the Committee in its sole discretion.

(s)“Same Store Cash NOI” means, with respect to any calendar year, the Cash NOI of the Same Store Pool for such calendar year, calculated on a constant currency basis.

(t)“Same Store Cash NOI Growth” means (i) the sum of the Annual Same Store Cash NOI Growth results for each calendar year during the Performance Period, divided by (ii) three (3).

(u)“Service Provider” means an Employee, Consultant or member of the Board, as applicable.

(v)“Share Value,” as of any given date, means the average of the closing trading prices of a Share on the principal exchange on which such shares are then traded for each trading day during the thirty (30) consecutive calendar days ending on such date; provided, however, that if the last day of the Performance Period is the date on which a Change in Control occurs, Share Value shall mean the price per Share paid by the acquiror in the Change in Control transaction or, to the extent that the consideration in the Change in Control transaction is paid in stock of the acquiror or its affiliates, then, unless otherwise determined by the Committee, Share Value shall mean the value of the consideration paid per Share based on the average of the high and low trading prices of a share of such acquiror stock on the principal exchange on which such shares are then traded on the date on which a Change in Control occurs.

(w) “Unvested Unit” means any Class D Unit (including any Performance Vested Base Unit) that has not become fully vested pursuant to Section 4 hereof and remains subject to the Restrictions.  For the avoidance of doubt, as of the completion of the Performance Period, no Class D Unit that then constitutes a Distribution Equivalent Unit shall be an Unvested Unit.

Exhibit 10.59

(x)“Years of Service” means the aggregate period of time, expressed as a number of whole years and fractions thereof, during which the Participant was a member of the Board or served as an Employee (as applicable) in paid status.

3.Class D Units Subject to Partnership Agreement; Transfer Restrictions.

(a)The Award and the Class D Units are subject to the terms of the Plan and the terms of the Partnership Agreement, including, without limitation, the restrictions on transfer of Units (including, without limitation, Class D Units) set forth in Article 11 of the Partnership Agreement.  Any permitted transferee of the Award or Class D Units shall take such Award or Class D Units subject to the terms of the Plan, this Agreement, and the Partnership Agreement.  Any such permitted transferee must, upon the request of the Partnership, agree to be bound by the Plan, the Partnership Agreement, and this Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Partnership or the Company may reasonably require.  Any Transfer of the Award or Class D Units which is not made in compliance with the Plan, the Partnership Agreement and this Agreement shall be null and void and of no effect.

(b)Without the consent of the Partnership (which it may give or withhold in its sole discretion), the Participant shall not sell, pledge, assign, hypothecate, transfer, or otherwise dispose of (collectively, “Transfer”) any Unvested Units or any portion of the Award attributable to such Unvested Units (or any securities into which such Unvested Units are converted or exchanged), other than by will or pursuant to the laws of descent and distribution (the “Transfer Restrictions”); provided, however, that the Transfer Restrictions shall not apply to any Transfer of Unvested Units or of the Award to the Partnership or the Company.

4.Vesting.

(a)Determination of Performance Vesting.  As soon as reasonably practicable following the completion of the Performance Period, the Administrator shall determine the Same Store Cash NOI, Annual Same Store Cash NOI Growth, Same Store Cash NOI Growth, the Performance Vesting Percentage, the number of Class D Units granted hereby that have become Performance Vested Base Units, the number of Distribution Equivalent Units and the number of Performance Vested Units, in each case as of the completion of the Performance Period.  Any Class D Units granted hereby which have not become Performance Vested Units as of the completion of the Performance Period will automatically be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right or interest in or with respect to such Class D Units.

(b)Vesting.  Subject to Sections 4(c) and 5(b) below, following the completion of the Performance Period, the Restrictions set forth in Section 3(b) above and Section 5(a) below applicable to any outstanding Performance Vested Base Units (if any) shall lapse and such Performance Vested Base Units shall become fully vested in accordance with and subject to the time vesting schedule set forth on Exhibit A attached hereto, subject to the Participant’s continued status as a Service Provider through each applicable vesting date.  As of the date of the completion of the Performance Period, that number of Class D Units, if any, that constitute Distribution Equivalent Units as of the completion of the Performance Period shall thereupon vest in full.

(c)Change in Control.  Notwithstanding the foregoing, upon the consummation of a Change in Control, the Restrictions set forth in Section 3(b) above and Section

Exhibit 10.59

5(a) below applicable to any outstanding Performance Vested Units (if any) (after taking into account any Class D Units that become Performance Vested Units in connection with such Change in Control) shall lapse and such Performance Vested Units shall vest in full as of the date of such Change in Control, subject to the Participant’s continued status as a Service Provider until at least immediately prior to such Change in Control.

5.Effect of Termination of Service.

(a)Termination of Service.  Subject to Section 5(b) below, in the event of the Participant’s Termination of Service for any reason, any and all Unvested Units as of the date of such Termination of Service (after taking into account any accelerated vesting that occurs in connection with such termination) will automatically be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right or interest in or with respect to such Unvested Units.  Except as set forth in Section 5(b) below, no Unvested Units and no portion of the Award attributable to Unvested Units as of the date of the Participant’s Termination of Service shall thereafter become vested.

(b)Qualifying Termination; Retirement.

(i)In the event that the Participant incurs a Qualifying Termination due to the Participant’s death or Disability prior to the completion of the Performance Period, the Class D Units granted hereby shall remain outstanding and eligible to become Performance Vested Units in accordance with Section 4(a) above.  In such event, following the completion of the Performance Period, the Restrictions set forth in Sections 3(b) and 5(a) above shall lapse with respect to the number of Class D Units that become Performance Vested Units in accordance with Section 4(a) above (if any) as of the completion of the Performance Period, and such Class D Units shall thereupon become fully vested.  Any Class D Units that do not become fully vested in accordance with the preceding sentence will automatically be cancelled and forfeited as of the completion of the Performance Period without payment of any consideration therefor, and the Participant shall have no further right or interest in or with respect to such Class D Units.

(ii)In the event that the Participant incurs a Qualifying Termination due to a termination by the Company, the Partnership or any Subsidiary other than for Cause or by the Participant for Good Reason, in any case, prior to the completion of the Performance Period, the Class D Units granted hereby shall remain outstanding and eligible to become Performance Vested Units in accordance with Section 4(a) above.  In such event, following the completion of the Performance Period, the Restrictions set forth in Sections 3(b) and 5(a) above shall lapse with respect to a number of Class D Units equal to the sum of (or, if an Excess Distribution has occurred, the difference of) (A) the product of (x) the number of Class D Units that become Performance Vested Base Units in accordance with Section 4(a) above (if any) as of the completion of the Performance Period, and (y) a fraction, the numerator of which is the number of days elapsed from the first day of the Performance Period (or, if later, the day on which Participant first became a Service Provider) through and including the date of such Qualifying Termination, and the denominator of which is the number of days in the completed Performance Period (such number of Class D Units, the “Pro Rata Performance Vested Units”), plus (or, if an Excess Distribution has occurred, minus) (B) the Distribution Equivalent Units (calculated with respect to the Pro Rata Performance Vested Units), and such Class D Units shall thereupon become fully vested.  Any Class D Units (including any Performance Vested Units) that do not become fully vested in accordance with the preceding sentence will automatically be cancelled and forfeited as of the completion of the Performance Period without payment of any consideration therefor, and the Participant shall have no further right or interest in or with respect to such Class D Units.  For the avoidance of doubt, in the event that an Excess Distribution has occurred and the difference of (A) minus (B) in the second preceding sentence above is a negative number, the number of Class D Units that vest under this Section 5(b)(ii) shall be equal to zero.

Exhibit 10.59

(iii)In the event that, prior to the completion of the Performance Period, the Participant incurs a Termination of Service due to the Participant’s Retirement, then subject to and conditioned upon (i) the Participant’s execution of a general release of claims in a form prescribed by the Company (which shall be in substantially the same form as the general release of claims used by the Company for its similarly situated executives generally) (the “Release”) within twenty-one (21) days (or forty-five (45) days if necessary to comply with Applicable Law) after the date of the Participant’s Termination of Service and, if the Participant is entitled to a seven (7) day post-signing revocation period under Applicable Law, the Participant’s non-revocation of such Release during such seven (7) day period and (ii) the Participant’s continued compliance with all applicable Restrictive Covenants, the Class D Units granted hereby shall remain outstanding and eligible to become Performance Vested Units in accordance with Section 4(a) above.  In such event, following the completion of the Performance Period, the Restrictions set forth in Sections 3(b) and 5(a) above shall lapse with respect to the number of Class D Units that become Performance Vested Units in accordance with Section 4(a) above (if any) as of the completion of the Performance Period, and such Class D Units shall thereupon become fully vested and nonforfeitable.  Any Class D Units that do not become fully vested in accordance with the preceding sentence will automatically be cancelled and forfeited as of the completion of the Performance Period without payment of any consideration therefor, and the Participant shall have no further right or interest in or with respect to such Class D Units.

(iv)In the event that, following the completion of the Performance Period, the Participant incurs a Qualifying Termination or a Termination of Service by reason of his or her Retirement, the Restrictions set forth in Sections 3(b) and 5(a) above applicable to any outstanding Performance Vested Base Units (if any) shall lapse and such Performance Vested Units shall become fully vested upon such Qualifying Termination or Retirement, as applicable.

6.Employee Confidentiality and Covenant Agreement.  Participant hereby agrees that, in connection with the execution and acceptance of this Agreement, Participant shall execute and deliver to the Company an Employee Confidentiality and Covenant Agreement (as may be amended from time to time, the “ECCA”) in a form prescribed by the Company (or in the event Participant has previously executed and delivered to the Company an ECCA, then Participant agrees to continue to comply with the executed ECCA) and, by accepting the Award, Participant acknowledges and agrees that (i) the Award, as well as Participant’s employment with the Company and its subsidiaries, are sufficient consideration for the covenants and restrictions contained in the ECCA, and (ii) the covenants and restrictions contained in the ECCA are in addition to, and not in replacement of, any other similar covenants contained in any other agreement between the Participant and Company or its affiliates. Notwithstanding the foregoing, in the event the Participant breaches any applicable Restrictive Covenant following Participant’s Termination of Service for any reason, then the Class D Units will automatically be cancelled and forfeited as of the date of such breach without payment of any consideration therefor, and the Participant shall have no further right or interest in or with respect to such Class D Units.

7.Execution and Return of Documents and Certificates.  At the Company’s or the Partnership’s request, the Participant hereby agrees to promptly execute, deliver and return to the Partnership any and all documents or certificates that the Company or the Partnership deems necessary or desirable to effectuate the cancellation and forfeiture of the Unvested Units and the portion of the Award attributable to the Unvested Units, or to effectuate the transfer or surrender of such Unvested Units and portion of the Award to the Partnership.

8.Determinations by Administrator.  Notwithstanding anything contained herein, all determinations, interpretations and assumptions relating to the vesting of the Award (including, without limitation, determinations, interpretations and assumptions with respect to the Same Store Cash NOI,

Exhibit 10.59

Annual Same Store Cash NOI Growth and Same Store Cash NOI Growth) shall be made by the Administrator and shall be applied consistently and uniformly to all similar Awards granted under the Plan (including, without limitation, similar awards which provide for payment in the form of cash or shares of Common Stock or Restricted Stock).  In making such determinations, the Administrator may employ attorneys, consultants, accountants, appraisers, brokers, or other persons, and the Administrator, the Board, the Company, the Partnership and their officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Administrator in good faith and absent manifest error shall be final and binding upon the Participant, the Company and all other interested persons.  In addition, the Administrator, in its discretion, may adjust or modify the methodology for calculations relating to the vesting of the Award (including, without limitation, the methodology for calculating the Same Store Cash NOI, Annual Same Store Cash NOI Growth and Same Store Cash NOI Growth), other than the Performance Vesting Percentage, as necessary or desirable to account for events affecting the value of the Common Stock which, in the discretion of the Administrator, are not considered indicative of Company performance, which may include events such as the issuance of new Common Stock, stock repurchases, stock splits, issuances and/or exercises of stock grants or stock options, and similar events, all in order to properly reflect the Company’s intent with respect to the performance objectives underlying the Award or to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Award.

9.Covenants, Representations and Warranties. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant and his or her spouse, if applicable, that:

(a)Investment.  The Participant is holding the Award and the Class D Units for the Participant’s own account, and not for the account of any other Person.  The Participant is holding the Award and the Class D Units for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.
(b)Relation to the Partnership.  The Participant is presently an employee of, or consultant to, the Partnership or a Subsidiary, or is otherwise providing services to or for the benefit of the Partnership, and in such capacity has become personally familiar with the business of the Partnership.
(c)Access to Information.  The Participant has had the opportunity to ask questions of, and to receive answers from, the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Partnership.
(d)Registration.  The Participant understands that the Class D Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Class D Units cannot be transferred by the Participant unless such transfer is registered under the Securities Act or an exemption from such registration is available.  The Partnership has made no agreements, covenants or undertakings whatsoever to register the transfer of the Class D Units under the Securities Act.  The Partnership has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, will be available.  If an exemption under Rule 144 is available at all, it will not be available until at least six (6) months from issuance of the Award and then not unless the terms and conditions of Rule 144 have been satisfied.

Exhibit 10.59

(e)Public Trading.  None of the Partnership’s securities is presently publicly traded, and the Partnership has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.
(f)Tax Advice.  The Partnership has made no warranties or representations to the Participant with respect to the income tax consequences of the transactions contemplated by this Agreement (including, without limitation, with respect to the decision of whether to make an election under Section 83(b) of the Code), and the Participant is in no manner relying on the Partnership or its representatives for an assessment of such tax consequences.  The Participant is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the Class D Units.
10.Capital Account.  The Participant shall make no contribution of capital to the Partnership in connection with the Award and, as a result, the Participant’s Capital Account balance in the Partnership immediately after its receipt of the Class D Units shall be equal to zero, unless the Participant was a Partner in the Partnership prior to such issuance, in which case the Participant’s Capital Account balance shall not be increased as a result of its receipt of the Class D Units.

11.Redemption Rights.  The Class D Units and any Partnership Units which are acquired upon the conversion of the Class D Units shall be subject to the redemption provisions set forth in the Partnership Agreement, including, without limitation, the General Partner’s redemption rights under Section 8.9 thereof.  Notwithstanding the contrary terms in the Partnership Agreement, Partnership Units which are acquired upon the conversion of the Class D Units shall not, without the consent of the Partnership (which may be given or withheld in its sole discretion), be redeemed pursuant to Section 8.6 of the Partnership Agreement within two (2) years of the date of the issuance of such Class D Units.

12.Section 83(b) Election. The Participant covenants that the Participant shall make a timely election under Section 83(b) of the Code (and any comparable election in the state of the Participant’s residence) with respect to the Class D Units covered by the Award, and the Partnership hereby consents to the making of such election(s).  In connection with such election, the Participant and the Participant’s spouse, if applicable, shall promptly provide a copy of such election to the Partnership.  Instructions for completing an election under Section 83(b) of the Code and a form of election under Section 83(b) of the Code are attached hereto as Exhibit B.  The Participant represents that the Participant has consulted any tax consultant(s) that the Participant deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions. The Participant acknowledges that it is the Participant’s sole responsibility and not the Company’s to timely file an election under Section 83(b) of the Code (and any comparable state election), even if the Participant requests that the Company or any representative of the Company make such filing on the Participant’s behalf. The Participant should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.

13.Ownership Information.  The Participant hereby covenants that so long as the Participant holds any Class D Units, at the request of the Partnership, the Participant shall disclose to the Partnership in writing such information relating to the Participant’s ownership of the Class D Units as the Partnership reasonably believes to be necessary or desirable to ascertain in order to comply with the Code or the requirements of any other appropriate taxing authority.

14.Taxes. The Partnership and the Participant intend that (i) the Class D Units be treated as a “profits interest” as defined in Internal Revenue Service Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (ii) the issuance of such units not be a taxable event to the Partnership or the Participant as provided in such revenue procedure, and (iii) the Partnership Agreement, the Plan and this

Exhibit 10.59

Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to the issuance of the Class D Units, the Partnership will cause the “Gross Asset Value” (as defined in the Partnership Agreement) of all Partnership assets to be adjusted to equal their respective gross fair market values, and make the resulting adjustments to the “Capital Accounts” (as defined in the Partnership Agreement) of the partners, in each case as set forth in the Partnership Agreement and based upon a “Fair Market Value” (as defined in the Partnership Agreement) equal to the trading price on the New York Stock Exchange of the common stock of the Company at the time of such adjustment. The Company or the Partnership may withhold from the Participant’s wages, or require the Participant to pay to the Partnership, any applicable withholding or employment taxes resulting from the issuance of the Award hereunder, from the vesting or lapse of any restrictions imposed on the Award, or from the ownership or disposition of the Class D Units.

15.Remedies.  The Participant shall be liable to the Partnership for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award or the Class D Units which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Partnership shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant will not urge as a defense that there is an adequate remedy at law.

16.Restrictive Legends.  Certificates evidencing the Award, to the extent such certificates are issued, may bear such restrictive legends as the Partnership and/or the Partnership’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends or any legends similar thereto:

“The offering and sale of the securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for the Partnership such registration is unnecessary in order for such transfer to comply with the Securities Act.”

“The securities represented hereby are subject to forfeiture, transferability and other restrictions as set forth in (i) a written agreement with the Partnership, (ii) the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan and (iii) the Nineteenth Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P., in each case, as has been and as may in the future be amended (or amended and restated) from time to time, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents.”

17.Restrictions on Public Sale by the Participant. To the extent not inconsistent with applicable law, the Participant agrees not to effect any sale or distribution of the Class D Units or any similar security of the Company or the Partnership, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the up to 90-day period beginning on, the date of the pricing of any public or private debt or equity securities offering by the Company or the Partnership (except as part of such offering), if and to the extent requested in writing by the Partnership or the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Partnership or the Company, which consent may be given or withheld in the Partnership’s or the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such

Exhibit 10.59

agreement to be in the form of a lock-up agreement provided by the Company, the Partnership, managing underwriter or underwriters, or initial purchaser or initial purchasers, as the case may be).

18.Conformity to Securities Laws.  The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3 of the Exchange Act) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Partnership or the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award of Class D Units is made, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Award shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

19.Code Section 409A.  To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that following the effective date of this Agreement, the Company or the Partnership determines that the Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Agreement), the Company or the Partnership may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect ), or take any other actions, that the Company or the Partnership determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 19 shall not create any obligation on the part of the Company, the Partnership or any Subsidiary to adopt any such amendment, policy or procedure or take any such other action.

20.No Right to Continued Service.  Nothing in this Agreement shall confer upon the Participant any right to continue as a Service Provider of the Company, the Partnership or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company, the Partnership or any Subsidiary, which rights are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without cause.

21.Miscellaneous.

(a)Incorporation of the Plan.  This Agreement is made under and subject to and governed by all of the terms and conditions of the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. By signing this Agreement, the Participant confirms that he or she has received access to a copy of the Plan and has had an opportunity to review the contents thereof.

(b)Clawback.   This Award shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company or the Partnership, in each case, as may be amended from time to time.

(c)Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors,

Exhibit 10.59

administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company or the Partnership.

(d)Entire Agreement; Amendments and Waivers. This Agreement, together with the Plan, ECCA, the Partnership Agreement and the Participant Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. Without limiting the generality of the foregoing, this Agreement supersedes the provisions of any Participant Agreement or other agreement between the Participant and the Company, the Partnership or any Subsidiary that would otherwise accelerate the vesting of the Award and the Class D Units, and any provision in such agreement or letter which would otherwise accelerate such vesting shall have no force or effect with respect to the Award or the Class D Units. In the event that the provisions of such other agreement or letter conflict or are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control.  Except as set forth in Sections 18 and 19 above, this Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Committee. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Without limiting the generality of the foregoing, Section 13 of the Partnership Agreement (“Arbitration”) and Section 14 of the Partnership Agreement (“Reservation of Rights”) are incorporated herein by reference and shall apply mutatis mutandis to this Agreement.

(e)Survival of Representations and Warranties. The representations, warranties and covenants contained in Section 9 hereof shall survive the later of the date of execution and delivery of this Agreement or the issuance of the Award.

(f)Severability.  If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

(g)Titles.  The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(h)Counterparts.  This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile (including, without limitation, transfer by .pdf), and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

(i)Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts entered into and wholly to be performed within the State of Texas by Texas residents, without regard to any otherwise governing principles of conflicts of law that would choose the law of any state other than the State of Texas.

Exhibit 10.59

(j)Notices. Any notice to be given by the Participant under the terms of this Agreement shall be addressed to the General Counsel of the Company at the Company’s address set forth in Exhibit A attached hereto.  Any notice to be given to the Participant shall be addressed to him or her at the Participant’s then current address on the books and records of the Company.  By a notice given pursuant to this Section 21(j), either party may hereafter designate a different address for notices to be given to such party. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 21(j) (and the Company shall be entitled to rely on any such notice provided to it that it in good faith believes to be true and correct, with no duty of inquiry). Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.

(k)Spousal Consent.  As a condition to the Partnership’s, the Company’s and their Subsidiaries’ obligations under this Agreement, the spouse of the Participant, if any, shall execute and deliver to the Partnership the Consent of Spouse attached hereto as Exhibit C.

(l)Fractional Units.  For purposes of this Agreement, any fractional Class D Units that vest or become entitled to distributions pursuant to the Partnership Agreement will be rounded to the nearest whole Class D Unit, as determined by the Company or the Partnership; provided, however, that in no event shall such rounding cause the aggregate number of Class D Units that vest or become entitled to such distributions to exceed the total number of Class D Units set forth in Section 1 of this Agreement.

[Signature Page Follows]

Exhibit 10.59

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

DIGITAL REALTY TRUST, INC., a Maryland corporation By: /s/Jeannie Lee Name: Jeannie Lee Title: Executive Vice President, General Counsel and Secretary

DIGITAL REALTY TRUST, L.P.,

a Maryland limited partnership

By: Digital Realty Trust, Inc., a Maryland corporation

Its: General Partner

By: /s/Jeannie Lee

Name: Jeannie Lee

Title: Executive Vice President, General Counsel and

Secretary

The Participant hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement. #ParticipantName# Doc Control No.: [ ⚫ ]

Exhibit 10.59

Exhibit A

Definitions, Vesting Schedule and Notice Address

Base Units

“Base Units” means #GrantCustom5# Class D Units.

Performance Period

“Performance Period” means the period commencing on January 1, 2024 and ending on the earlier of (i) December 31, 2026 or (ii) the date on which a Change in Control occurs.

Performance Vesting Percentage

“Performance Vesting Percentage” means a percentage, determined in accordance with the table set forth below, based on the extent to which the following Same Store Cash NOI Growth goals are attained during the Performance Period (it being understood that in no event will the Performance Vesting Percentage exceed 100%):

	Same Store Cash NOI Growth	Performance Vesting Percentage
	< __%	0%
“Threshold Level”	__%	25%
“Target Level”	__%	50%
“High Level”	≥ __%	100%

In the event that the Same Store Cash NOI Growth falls between the Threshold Level and the Target Level, the Performance Vesting Percentage shall be determined using straight line linear interpolation between the Threshold Level and Target Level Performance Vesting Percentages specified above; and in the event that the Same Store Cash NOI Growth falls between the Target Level and the High Level, the Performance Vesting Percentage shall be determined using straight line linear interpolation between the Target Level and High Level Performance Vesting Percentages specified above.

Time Vesting Schedule

#VestingDateandQuantity#

Company Address

Exhibit 10.59

5707 Southwest Parkway

Building 1, Suite 275

Austin, Texas 78735

Exhibit 10.59

Exhibit B

FORM OF SECTION 83(b) ELECTION AND INSTRUCTIONS

These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the Class D Profits Interest Units of Digital Realty Trust, L.P. transferred to you. Please consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.

The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the grant date. PLEASE NOTE: There is no remedy for failure to file on time. Follow the steps outlined below to ensure that the election is mailed and filed correctly and in a timely manner. ALSO, PLEASE NOTE: If you make the Section 83(b) election, the election is irrevocable.

Complete all of the Section 83(b) election steps below:

1.	Complete the Section 83(b) election form (sample form next page) and make three (3) copies of the signed election form. (Your spouse, if any, should also sign the Section 83(b) election form.)

2.	Prepare a cover letter to the Internal Revenue Service (sample letter included, following election form).

3.	Send the cover letter with the originally executed Section 83(b) election form and one (1) copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns.

●	It is advisable that you have the package date-stamped at the post office. The post office will provide you with a white certified receipt that includes a dated postmark. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

4.	One (1) copy must be sent to Digital Realty Trust, L.P.’s legal department for its records.

5.	Retain the Internal Revenue Service file stamped copy (when returned) for your records.

Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

Exhibit 10.59

ELECTION PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the taxable year in which the property was transferred the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, if any, and supplies herewith the following information in accordance with the Treasury regulations promulgated under Section 83(b):

1.The name, address and taxpayer identification (social security) number of the undersigned, and the taxable year for which this election is being made, are:
NAME: SSN: ADDRESS:	#ParticipantName# [Name of Taxpayer] ____________________ [Taxpayer SSN] ____________________ ____________________	NAME SSN: ADDRESS:	___________________ [Name of Spouse or N/A] ____________________ [Spouse SSN] ____________________ ____________________

TAXABLE YEAR:  The taxable year with respect to which this election is made is the calendar year in which the property was transferred.

2.The property with respect to which the election is made consists of #GrantCustom3# Class D Profits Interest Units (the “Units”) of Digital Realty Trust, L.P. (the “Company”), representing an interest in the future profits, losses and distributions of the Company.

3.The date on which the above property was transferred to the undersigned was #GrantDate#.

4.The above property is subject to the following restrictions: The Units are subject to cancellation and forfeiture to the extent unvested upon a termination of service with the Company under certain circumstances or in the event that certain performance objectives are not satisfied. These restrictions lapse upon the satisfaction of certain conditions as set forth in an agreement between the taxpayer and the Company. In addition, the Units are subject to certain transfer restrictions pursuant to such agreement and the Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P., as amended (or amended and restated) from time to time, should the taxpayer wish to transfer the Units.

5.The fair market value of the above property at the time of transfer (determined without regard to any restrictions other than those which by their terms will never lapse) was $0.

6.The amount paid for the above property by the undersigned was $0.

7.The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property.  A copy of this election will be furnished to the person for whom the services were performed.  The undersigned is the person performing the services in connection with which the property was transferred

Date: _________________	____________________________________ #ParticipantName#

The undersigned spouse of the taxpayer joins in this election. (Complete if applicable.)

Date: _________________	____________________________________ [Name of Spouse]

Exhibit 10.59

VIA CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Internal Revenue Service

______________________________________

[Address where taxpayer files returns]

Re: Election under Section 83(b) of the Internal Revenue Code of 1986

Taxpayer: #ParticipantName#

Taxpayer’s Social Security Number: ___________________________

Taxpayer’s Spouse: _________________________________________

Taxpayer’s Spouse’s Social Security Number: ____________________

Ladies and Gentlemen:

Enclosed please find an original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above. Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the Election and returning it to me in the self-addressed stamped envelope provided herewith.

Very truly yours,

___________________________________

#ParticipantName#

Enclosures

cc: Digital Realty Trust, L.P.

Exhibit 10.59

Exhibit C

CONSENT OF SPOUSE

I, ____________________, spouse of #ParticipantName#, have read and approve the foregoing Class D Profits Interest Unit Agreement (the “Agreement”) and all exhibits thereto, the Partnership Agreement and the Plan (each as defined in the Agreement). In consideration of the granting to my spouse of the profits interest units of Digital Realty Trust, L.P. (the “Partnership”) as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights and taking of all actions under the Agreement and all exhibits thereto and agree to be bound by the provisions of the Agreement and all exhibits thereto insofar as I may have any rights in said Agreement or any exhibits thereto or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement and exhibits thereto or otherwise. I understand that this Consent of Spouse may not be altered, amended, modified or revoked other than by a writing signed by me, the Partnership and the Digital Realty Trust, Inc.

Grant Date: #GrantDate#

Doc Control No.: [ ⚫ ]

By: ________________________________

Print name: __________________________

Dated: ___________________

If applicable, you must print, complete and return this Consent of Spouse to hrcommunications@digitalrealty.com. Please only print and return this page.